Exhibit T3A.16

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No.          5316808

The Registrar of Companies for England and Wales hereby certifies that ELM PARTNERS PLC having by special resolution changed its name, is now incorporated under the name of HAMILTON PARTNERS PLC

Given at Companies House, London, the 4th December 2006

*C053168083*

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No.          5316808

The Registrar of Companies for England and Wales hereby certifies that HAMILTON PARTNERS PLC having by special resolution changed its name, is now incorporated under the name of STERLING GREEN GROUP PLC

Given at Companies House, Cardiff, the 26th April 2007

*C05316808P*

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No.          5316808

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

STERLING GREEN GROUP PLC

a company incorporated as public limited by shares; having its registered office situated in England/Wales; has changed its name to:

FASTNET OIL & GAS PLC

Given at Companies House on 8th June 2012

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No.          5316808

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

FASTNET OIL & GAS PLC

a company incorporated as public limited by shares; having its registered office situated in England and Wales; has changed its name to:

FASTNET EQUITY PLC

Given at Companies House on 28th August 2015

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No.          5316808

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

FASTNET EQUITY PLC

a company incorporated as public limited by shares; having its registered office situated in England and Wales; has changed its name to:

AMRYT PHARMA PLC

Given at Companies House on 18th April 2016